                                 EXHIBIT (10h)

STATE OF NORTH CAROLINA
                                LEASE AGREEMENT
                                ---------------
COUNTY OF GUILFORD


     THIS LEASE AGREEMENT made and entered into this 2/nd/ day of March, 1987, by and between NCNB NATIONAL BANK OF NORTH CAROLINA, Trustee under the Unifi, Inc. Profit Sharing Plan and Trust, hereinafter called "Lessor"; WACHOVIA BANK & TRUST COMPANY, N.A., hereinafter called "Independent Fiduciary"; and UNIFI, INC., a New York corporation, hereinafter called "Lessee";

                                  WITNESSETH:
                                  -----------

     That for and in consideration of the covenants and agreements hereinafter set out, to be kept and performed by Lessee, Lessor has demised and leased, and does hereby demise and lease, to Lessee for the term and upon the conditions hereinafter set out, the following described real property situated in Guilford County, North Carolina, to wit:

     BEGINNING at a tack located in the center line of Friendly Road, said tack being situated North 79 degrees 00 minutes 50 seconds East 278.75 feet along said centerline from a tack marking the northwest corner of Lot No. 2 as shown on the survey and recorded plat to which reference is hereinafter made; runs thence from said beginning point along the center line of Friendly Road North 79 degrees 00 minutes 50 seconds East 658.72 feet to a tack located in the center line of Friendly Road, said tack being situated North 79 degrees 00 minutes 50 seconds West 62.48 feet from the northwest corner of property now or formerly belonging to W.A. Stern; runs thence South 05 degrees 13 minutes 30 seconds West 775.88 feet to an iron pipe, said iron pipe marking a control corner with Lot No. 3; runs thence South 79 degrees 00 minutes 50 seconds West 445.22 feet to an iron pipe, said iron pipe marking a control corner with Lot No. 3; runs thence North 10 degrees 44 minutes 50 seconds West 745.00 feet to the point and place of BEGINNING. The same being all of Lot No. 1 according to that survey entitled "Survey for Hiltin Company", dated August 4, 1972 and prepared by Marvin L. Borum and Associates, Registered Engineers, of Greensboro, North Carolina. For reference see plat of property of Tri-City Terminals Inc. recorded in the Office of the Register of Deeds of Guilford County, North Carolina in Plat Book 43 at Page 53.

The above-described property is hereinafter referred to as "premises."

     TO HAVE AND TO HOLD said described property and the privileges and appurtenances thereto belonging to Lessee, its successors and assigns, upon the following terms and conditions:

     1.   TERM. The original term of this Lease shall be for a period of five
          -----
(5) years, beginning on the 13/th/ day of March, 1987 and, unless sooner terminated as herein provided, shall continue until midnight on the expiration of five (5) full years.

     2.  RENTAL: The rental consideration to be paid by the Lessee to
         -------
Independent Fiduciary in monthly installments in advance without notice or demand, for the original term of this Lease shall be paid as follows:
          (a) The sum of $18,171.00 shall be due and payable on the 13/th/ day of March, 1987, and a like amount of $18,171.00 shall be due and payable on the 13/th/ day of each calendar month thereafter, to and including the 13/th/ day of February, 1990; and
          (b) The sum of $21,131,58 shall be due and payable on the 13/th/ day of March, 1990, and a like amount of $21,131.58 shall be due and payable on the 13/th/ day of each calendar month thereafter, to and including the 13/th/ day of February, 1992 .

     3.   OPTIONS FOR TWO EXTENSIONS WITH RENT ADJUSTMENTS:
          ------------------------------------------------
          (a)  Initial Extension Option. Provided this Lease is in full force
               ------------------------
and effect, Lessee shall have the right to extend the term of this Lease for the demised premises at the end of the original five (5) year term, for a first renewal term of five (5) years, provided Lessee shall notify Lessor in writing no later than 180 days prior to the expiration of the original term of this Lease (to wit: the 13/th/ day of September, 1991), that Lessee is exercising its right to extend the Lease. Notwithstanding the foregoing, any such extension shall be subject to the approval of the Independent Fiduciary.

          (b)  Second Extension Option. If (i) Lessee shall have exercised its
               -----------------------
option for the initial renewal term pursuant to the provisions of Section (a), and (ii) if this Lease shall be in full force and effect, Lessee shall have the right to extend the term of this Lease for a second renewal term of five (5) years, commencing on the day following the expiration of the initial renewal term, provided Lessee shall notify Lessor in writing no later than 180 days prior to the expiration of the initial renewal term (to wit: the 13/th/ day of September, 1996) that Lessee is exercising its right to extend the Lease. Notwithstanding the foregoing, any such extension shall be subject to the approval of the Independent Fiduciary.

          (c)  Renewal Rent Determination. If the Lessee exercises the initial
               --------------------------
extension option, the rental consideration for each month of the first three (3) years of such extension will be the Fair Market Rental Value (which for the purposes of this Lease Agreement is the net operating income increased by the deduction, if any, taken for vacancy, hereinafter referred to as "FMRV") as determined by an MAI appraisal for the first year of such extension divided by twelve (12), and the rental consideration for each month for the remaining two
(2) years of such extension shall be the FMRV as determined by an MAI appraisal for the fourth year of said extended term divided by twelve (12).

          If the Lessee exercises the second extension option, the rental consideration for each month of the first three (3) years of such extension will be the FMRV as determined by an MAI appraisal for the first year of such extension divided by twelve (12), and the rental consideration for each month of the remaining two (2) years of such extension shall be the FMRV as determined by an MAI appraisal for the fourth year of said extended term divided by twelve
(12).

          The Lessee shall, at its cost, deliver to the Lessor no later than August 13, 1991, or prior to August 2, 1991, an MAI appraisal made within twenty
(20) days prior to the date of delivery determining the FMRV for the first three
(3) years of the first renewal term and for the last two years of the first renewal term. The Lessee shall, at its cost, deliver to the Lessor no later than August 13, 1996, or prior to August 2, 1996, an MAI appraisal made within twenty

(20) days prior to the date of delivery determining the FMRV for the first three
(3) years of the second renewal term and for the last two (2) years of the second renewal term. The FMRV shall be computed under the same formula used in arriving at the net operating income, increased by the amount of deduction taken for vacancy, set forth in the appraisal report (date of value estimate, May 28, 1985, and updated on June 24, 1986) prepared by John McCracken and Associates, Inc. In the event the Lessee does not agree with the FMRV for the initial or second extension options as determined by the MAI appraisal, the parties agree that the actual FMRV for such extensions shall be determined by arbitration under the provisions of Paragraph 21 of this Lease.

          The rental consideration to be paid for both the initial extended term and the second extended term shall be paid in monthly installments (rounded off to the nearest dollar) in advance in the same manner as provided in Paragraph 2 with reference to the payment of the rental consideration for the original term of this Lease.

     4.   Use. Lessee shall use the said property in a careful manner in
          ----
connection with the normal operation of its business. No unlawful or offensive use shall be made of the property. Lessee agrees to comply with all laws, ordinances and governmental regulations relating to the use of said property.

     5.   Maintenance and Repairs. Lessee shall, at its own expense, maintain
          ------------------------
the building and demised premises in good condition and repair, including, but not limited to, the foundation, exterior walls, plate glass, roof, heating equipment, air conditioning equipment, plumbing, interior of building, electrical system, and pavement and landscaping around said building, subject to ordinary wear and tear. Repairs, as used in this paragraph, do not mean replacement of such capital improvements as the roof, heating and air conditioning equipment or other major items which might wear out in their ordinary use during the term of this Lease. The Lessee shall indemnify the Lessor against any mechanic lien or other liens rising out of the making of any alterations, repairs, additions or improvements to the premises by the Lessee.

     The Lessor shall, at its expense, make all capital improvements, as opposed to repairs, to the roof, heating and air-conditioning system, and other major items in order to keep the same in good repair and operating condition during the original term and any extended term of this Lease. The parties agree that the cost of each capital improvement will be amortized over the life of said improvement, hereinafter sometimes referred to as "annual amortized cost", and the Lessee shall, while it is in possession of the premises, during the life of such improvement pay to the Lessor annually on the anniversary to date of the completion of such capital improvement an amount equal to the annual amortized cost. By way of illustration: If a capital improvement which has a life expectancy of twenty (20) years and costs $20,000.00, the annual amortized cost would be $1,000.00, and if the improvement was completed on March 1, 1989, the Lessee would pay to the Lessor on March 1, 1990 and on the 1/st/ day of March each calendar year thereafter while the Lessee is in possession of the premises, to and including the 1/st/ day of March, 1990, the sum of $1,000.00. Lessee has no obligation to reimburse Lessor for any sums expended in making said capital improvements that have not been paid prior to the termination of this Lease.

     6.   Insurance. Fire insurance and extended coverage on the leased premises
          ----------
shall be the responsibility of the Lessee and the amount of coverage shall be the full insurable value of the leased premises. The policy proceeds shall be payable to the Lessor to the extent of the full insurable value of the leased premises. Lessee will at all times during the term of this Lease, at its own expense, maintain and keep in force a policy of general public liability insurance against claims for personal injury, death or property damage occurring in, on, or about the leased premises, or on or about the streets, sidewalks or premises adjacent to the leased premises, with the Lessor as named insured as its interests may appear. The minimum limits of such general public liability insurance shall be Five Hundred Thousand and No/100 ($500,000.00) Dollars for injury (or death) to any one person, and One Million and No/100 ($1,000,000.00) for injury (or death) to more than one person in any one accident or occurrence, and One Hundred Thousand and No/100 ($100,000.00) Dollars in respect to property damage.

     7.   Damage by Casualty. If the building located on the demised premises
          -------------------
shall be damaged by fire or other casualty covered by the extended coverage provision of a standard fire insurance policy,

          (a) Lessor shall repair such damage as soon as it is reasonably possible to do so unless either Lessor or Lessee shall elect to terminate this Lease under the provisions of subparagraph (b) or (c) of this Paragraph 7 in the event the provisions thereof are applicable to such damage;
          (b) If the cost of such repairs shall exceed fifty percent (50%) of the reasonable replacement cost of said building immediately prior to the occurrence of such damage, Lessor and Lessee shall each have an option to terminate this Lease by giving to the other written notice of its election to do so within thirty (30) days after the date such damage occurs, such termination to be effective as of the date such damage occurred;
          (c) If the extent of the damage is such that the same cannot, with reasonable diligence, be repaired within ninety (90) days or within the number of days equal to one-fourth the unexpired portion of the term, whichever shall be less, after the date such damages occurs, Lessor and Lessee shall each have an option to terminate this Lease by giving to the other written notice of its election to do so within thirty (30) days after the date such damage occurs, such termination to be effective as of the date such damage occurred; and
          (d) If this Lease is not terminated under the provisions of subparagraph (b) or (c) of this Paragraph 7, the rent provided for in Paragraph 2 and 3 hereof shall be reduced proportionately with the diminution of the usefulness of the demised premises for the period between the date such damage occurs and the date such damage is repaired.

     8.   Taxes. During the term of this Lease, Lessee shall be responsible for
          ------
all property taxes and similar assessments that may be assessed or levied upon or in respect of the real estate subject to this Lease. Lessee shall furnish to Lessor within thirty (30) days following the end of each calendar year a statement that such taxes have been paid. Lessee shall be responsible for all property taxes that may be assessed or levied upon in respect of all personal property located upon the leased premises, which belong to Lessee. The property taxes in respect of the real estate subject to this Lease for the last calendar year of the term of this Lease will be prorated on a per diem basis.

     9.   Utilities. Lessee will pay all utility bills connected with the leased
          ----------
premises during the term of this Lease, including, but not limited to, utility bills for heating, air conditioning and lighting of the demised premises, electricity, telephone, water, sewage, and garbage disposal.

     10.  Janitorial Service  Lessee shall furnish, or cause to be furnished, at
          ------------------
Lessee's expense, janitorial services that will keep the leased premises in a reasonable state of cleanliness for the business being operated therein.

     11.  Default. The happening of any one or more of the following listed
          -------
events (hereinafter referred to singularly as "Event of Default") shall constitute a breach of this Lease Agreement on the part of Lessee, namely:

          (a) The filing by, on behalf of, or against Lessee of any petition of pleading to declare Lessee a bankrupt, voluntary or involuntary, under any bankruptcy law or act.
          (b) The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Lessee.
          (c) The assignment by Lessee of all or any part of its property or assets for the benefit of creditors.
          (d) The failure of Lessee to pay any rent payable under this Lease Agreement.
          (e) The failure of Lessee to perform fully and promptly any act required of it in the performance of this Lease or otherwise to comply with any term or provision thereof.

          Upon the happening of any event of default and the failure of Lessee to cure or remove the same within thirty (30) days, except in default in the payment of rent which shall be ten (10) days, after written notice from Lessor to do so, Lessor, at its election, may terminate this Lease or may terminate Lessee's right to possession or occupancy only without terminating this Lease by written notice to Lessee.

          Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Lessee's right to possession or occupancy of the premises without terminating this Lease, Lessee shall promptly surrender possession of and vacate the premises and deliver possession thereof to Lessor, and Lessee hereby grants to Lessor full and free license to enter into and upon the premises in such event and with or without process of law to repossess the premises and to expel or remove Lessee and any others who may be occupying the premises and to remove therefrom any and all property, using for such purpose such force as may be necessary without being guilty of or liable for trespass, eviction, or forcible entry or detainer and without relinquishing Lessor's right to rent or any other right given to Lessor hereunder or by operation of law.

          If Lessor shall elect to terminate Lessee's right to possession only as above provided, without terminating this Lease, Lessee shall nevertheless remain obligated to pay the rent herein reserved for the full term hereof except to the extent of any credit against said rent which Lessee is entitled by law to receive for the reasonable rental value of said premises or for any rents received by Lessor upon a re-letting of said premises as agent of Lessee, but in the name of Lessor, or for any other credit to which Lessee is entitled by law.

     12.  Inspection. At all reasonable times, the Independent Fiduciary and
          ----------
its authorized representatives may inspect the leased property.

     13.  Sublease. It is understood and agreed that if the Lessee sublets all
          --------
or any part of the premises or assigns this Lease, it shall, in either event, remain fully liable to Lessor for full performance of this Lease Agreement.

     14.  Alterations. Lessee, at its own expense, may make reasonable
          -----------
alterations to the improvements located upon the leased premises, with the prior written consent of Lessor, which will not be unreasonably withheld.

     15.  Property of Lessee. All of the equipment or other property installed
          ------------------
in or attached to the premises by Lessee shall be and remain the property of the Lessee and may be removed by the Lessee upon the expiration of the lease period.

     16.  Eminent Domain. In the event that any portion of the premises shall
          --------------
be taken by any public authority under the power of eminent domain or like power, which taking shall have significant effect on the operation of the business conducted by the Lessee, this Lease Agreement may be terminated at the option of the Lessee within sixty days of the earlier of the following:

          (a) Specific written notice from Lessor to Lessee advising of the proposed taking and giving all pertinent details with regard thereto; or
          (b)  Service of process upon Lessee in a suit of condemnation.

          Failure of Lessee to exercise its option of cancellation within such sixty (60) day period shall constitute a forfeiture by Lessee of its right to termination. Damages awarded by the condemning authority shall belong solely to Lessor.

          In making the determination as to whether such taking shall have significant effect on the operation of the business conducted by Lessee, Lessor and Lessee shall discuss such and both will apply reasonable judgment. If Lessor and Lessee are unable to agree, then the matter will be determined by three (3) persons who are qualified to make such determination, one of which is selected by Lessor, one of which is selected by Lessee, and the other which is selected by the first two. The determination by these three (3) people will be binding upon Lessor and Lessee.

     17.  Warranty of Quiet Enjoyment. Lessor covenants that it has full power
          ---------------------------
and lawful authority to execute this Lease Agreement and that upon compliance by Lessee with the terms and provisions hereof, Lessee shall have enjoyment of the premises during the term hereof.

     18.  NOTICE: Any notice provided herein shall be deemed sufficient to have
          ------
been duly served if the same shall be in writing and mailed, postage prepaid, until another address is furnished, addressed as follows:

                     Lessor                         Lessee
                     ------                         ------

               Wachovia Bank & Trust              Unifi, Inc.
               Company, N.A., Independent         P.O. Box 19109
               Fiduciary                          Greensboro, NC 27419-9109
               Trust Department
               Winston-Salem, NC 27150
               AND
               NCNB National Bank of
               North Carolina, Trustee
               Trust Department
               Charlotte, NC  28255

     19.  Holding Over. In the event the Lessee remains in possession of the
          ------------
premises after the expiration of the original term without exercising the rights granted in the Paragraph 3, the Lessee shall not acquire any right, title or interest in or to said premises. Lessee, as a result of such holding over, shall occupy the premises as a tenant from month to month with rental consideration as provided in Paragraph 2 or 3, and subject to all conditions, privileges and obligations set forth in this Lease during such holding over period and the Lessor or Lessee shall have the right of canceling said month to month tenancy by giving the other thirty (30) days written notice to vacate.

     20.  Attorney Fees. Upon the occurrence of any events of default by the
          -------------
Lessee, the Lessor may employ an attorney to enforce its rights and remedies and the Lessee hereby agrees to pay to the Lessor the sum of 15% of the outstanding rental owing on this Lease or 15% of any recovery for said Breach, whichever amount is the larger as reasonable attorney fees plus all other reasonable expenses incurred by the Lessor in enforcing any of the Lessees' rights and remedies hereunder.

     21.  Arbitration. Any controversy which may arise between the Lessor and
          -----------
Lessee regarding the rights, duties, liabilities and FMRV for the initial and second extension options will be settled by arbitration. Such arbitration shall be before three (3) disinterested arbitrators, one named by the Lessor, one named by the Lessee, and one named by the two (2) thus chosen. The arbitrators shall determine the controversy and their determination shall be binding upon both parties. Each party shall pay one-half of the costs of such arbitration.

    22.  Interpretation. The provisions of this Lease Agreement shall
         --------------
constitute the entire agreement between the parties. All singular nouns, pronouns shall include plural and all masculine nouns and pronouns shall include the feminine and neuter. This Lease Agreement shall be construed in accordance with the laws of the State of North Carolina. If any provision of this Lease Agreement shall be determined to be void, such determination shall not affect any other provision hereof, and all other provisions shall remain in full force and effect. This

Lease Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs, executors, administrators and assigns.

     23.  Memorandum of Lease. A Memorandum of Lease will be executed by the
          -------------------
parties hereto in a form appropriate for recordation upon the public records. The Memorandum of Lease shall include such provisions of this Lease Agreement as may reasonably be requested by either party hereto, but shall not include the amount of rental payments hereunder.

     The NCNB National Bank of North Carolina, as Trustee, the Wachovia Bank & Trust Company, N.A., as Independent Fiduciary, and Unifi, Inc. entered into an Independent Fiduciary Agreement on the 3/rd/ day of September, 1986, as amended, under which the legal title to the premises would be in the Trustee, with the Independent Fiduciary having the exclusive authority and responsibility for the disposition, management and control of said premises; that the Independent Fiduciary negotiated this Lease Agreement and has directed the Trustee to enter into this Lease Agreement all in accordance with the aforesaid Independent Fiduciary Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and attested and the corporate seals attached by the proper officials of the respective parties hereto, the day and year first above written.

                                     TRUSTEE OF THE UNIFI, INC.
                                     PROFIT SHARING PLAN AND TRUST

                                     NCNB NATIONAL BANK OF NORTH CAROLINA


                                     BY:   GLENDA G. STEEL
                                        ----------------------------------
                                           Vice President

ATTEST:

ADA M. GASTON
----------------------------
Assistant Secretary


                                     INDEPENDENT FIDUCIARY UNDER THE
                                     UNIFI, INC. PROFIT SHARING PLAN AND TRUST

                                     WACHOVIA BANK & TRUST COMPANY, N.A.


                                     BY:     JOE O. LOVEL
                                        ----------------------------------
                                             Vice President

ATTEST:

NANCY P. BLEDSOE
---------------------------
    Asst. Secretary



                                      UNIFI, INC.


                                      BY:   ROBERT A. WARD
                                        ----------------------------------
                                            Executive Vice President

ATTEST:

C. CLIFFORD FRAZIER, JR.
---------------------------
   Secretary

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

          I, MARTHA L. LEE, a Notary Public of said County and State, do hereby certify that ADA M. GASTON, personally came before me this day and acknowledged that she is the ASST. Secretary of the NCNB NATIONAL BANK OF NORTH CAROLINA, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its VICE President, sealed with its corporate seal, and attest by her as its ASST. Secretary.

          Witness my hand and notarial seal this the 4TH day of MARCH, 1987.


                                      MARTHA L. LEE
                                      -------------------------------
                                      Notary Public


My Commission Expires:

2-27-1991
-------------------


STATE OF NORTH CAROLINA

COUNTY OF FORSYTH

     I, BONNIE D. BINDER, a Notary Public of said County and State, do hereby certify that NANCY P. BLEDSOE, personally came before me this day and acknowledged that she is the ASSISTANT Secretary of the WACHOVIA BANK & TRUST COMPANY, N.A., and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its VICE President, sealed with its corporate seal, and attest by her as its ASSISTANT Secretary.

          Witness my hand and notarial seal this the 2ND day of MARCH, 1987.


                                      BONNIE D. BINDER
                                      -------------------------------
                                      Notary Public



My Commission Expires:

12-10-90
-------------------

STATE OF NORTH CAROLINA

COUNTY OF GUILFORD

     I, GRETCHEN WEST (THOMPSON), a Notary Public of said County and State, do hereby certify that C. Clifford Frazier, Jr., personally came before me this day and acknowledged that he is the Secretary of UNIFI, INC., and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its EXECUTIVE VICE President, sealed with its corporate seal, and attest by him as its Secretary.

          Witness my hand and notarial seal this the 6TH day of MARCH, 1987.


                                      GRETCHEN WEST (THOMPSON)
                                      ----------------------------------
                                      Notary Public


     My Commission Expires:

     10-12-87
     ------------------